EXHIBIT 10.2(2)(C)
2008 A. H. BELO INCENTIVE COMPENSATION PLAN
EVIDENCE OF GRANT
Participant: Name
Date of Grant: Date Of Grant
Under the terms of the A. H. Belo 2008 Incentive Compensation Plan (the “Plan”), you have been granted the following grant(s). All grant(s) are effective on the Date of Grant set forth above and are subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference. Your long-term incentive grant(s) are described below.
1. Stock Options

Number of shares:	##,### shares of A. H. Belo Corporation Series B Common Stock

Option exercise price:	$X.XX per share

Vesting and exercise date:	##,### shares on and after Month/Day/Year (one year from grant date)
##,### shares on and after Month/Day/Year (2 years from grant date)
##,### shares on and after Month/Day/Year (3 years from grant date)

Expiration date:	The options will expire on, and may not be exercised after, Month/Day/Year (ten years from grant date)
Your right, if any, to exercise vested and unvested stock options upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Evidence of Grant.
2. Time-Based Restricted Stock Units (RSUs)

Number of RSUs:	##,###

Vesting:	##,### shares (40% of total grant) on Month/Day/Year (one year from grant date)

##,### shares (30% of total grant) on Month/Day/Year (2 years from grant date)

##,### shares (30% of total grant) on Month/Day/Year (3 years from grant date)

Payment date:	40% within 10 business days following the vesting date for year . (one year from grant date)

30% within 10 business days following the vesting date for year . (2 years from grant date)

30% within 10 business days following the vesting date for year . (3 years from grant date)

Form of payment:	60% in shares of A. H. Belo Corporation Series A Common Stock; 40% in cash

Your right, if any, to payment with respect to your time-based RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Evidence of Grant. Notwithstanding Appendix A, if you are an officer or key employee of A. H. Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.
3. Performance-Related RSUs

Number of RSUs to	Target level of performance:
be earned:	Minimum level of performance:
Below minimum level of performance: None Maximum level of performance:

Performance Period:	January 1, [fiscal year following grant date] through December 31, [fiscal year following grant date]

Performance measures:	The same performance measures that are used for determining the amount of your [year of grant +1] bonus

Vesting:	Earned RSUs vest as follows:
33.3% on the annual earnings release date for the year ending December 31, [one year following grant date]

33.3% on the annual earnings release date for the year ending December 31, [two years following grant date]

33.3% on the annual earnings release date for the year ending December 31, [three years following grant date]

Payment dates:	Within 10 business days after A. H. Belo’s annual earnings release for [year of grant +1], [year of grant +2] and [year of grant +3], respectively

Form of payment:	60% in shares of A. H. Belo Corporation Series A Common Stock; 40% cash
Your right, if any, to payment with respect to your performance-related RSUs upon your termination of employment is set forth in the termination guidelines attached as Appendix A to this Evidence of Grant. Notwithstanding Appendix A, if you are an officer or key employee of A. H. Belo, your payment will be deferred for 6 months after termination of employment if necessary to comply with Section 409A of the Internal Revenue Code.
4. Change in Control
In the event of a Change in Control as defined in the Plan, all RSUs will vest immediately. Vested RSUs will be paid at the earliest practicable date that payment may be made without violating any applicable provision of Section 409A of the Internal Revenue Code.
If you have questions concerning this grant, please contact Dan Blizzard at (214) 977-7246.

2008 A. H. Belo Incentive Compensation Plan Evidence of Grant
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units
The following guidelines will determine the effect of a Participant’s termination of employment on the Participant’s outstanding stock options and restricted stock units (RSUs). For purposes of these Guidelines, a year of service will be determined in the same manner as a year of service under the A. H. Belo Savings Plan as amended from time to time.

		Time-Based	Performance-Related
Termination Reason	Stock Options	RSUs	RSUs
Voluntary resignation	All options, unvested and vested, are forfeited immediately	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Discharge for cause [1]	All options, unvested and vested, are forfeited immediately	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Retirement [2], Death or Long-Term Disability	Vesting is accelerated and options remain exercisable for original term of the option.	RSUs fully vest and are paid as soon as practicable.	RSUs still subject to performance goals (within one year of grant) are forfeited immediately. RSUs earned after the one-year performance period become fully vested and are paid as soon as practicable.

1	Cause is determined by the Compensation Committee.

2	Retirement is defined as at least age 55 with 3 or more years of service.

A. H. Belo 2008 Incentive Compensation Plan Evidence of Award
Appendix A
Termination Guidelines for Stock Options and Restricted Stock Units

Termination Reason:
Discharge without			Performance-Related
cause	Stock Options	Time-Based RSUs	RSUs
Executive officers, general managers and head of operating unit	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with 10 or more years of service	Unvested options are forfeited immediately. Vested options remain exercisable for one year from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with more than 5 but less than 10 years of service	Unvested options are forfeited immediately. Vested options remain exercisable for six months from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately

Participants with 5 or fewer years of service	Unvested options are forfeited immediately. Vested options remain exercisable for three months from date of termination.	Unvested RSUs are forfeited immediately	Unvested RSUs are forfeited immediately